SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 0R 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   November 5, 1998


INSO CORPORATION
(Exact name of registrant as specified in its charter)



Delaware                          0-23384                   04-3216243
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
incorporation or organization)                              Identification
                                                            No.)

31 St. James Avenue,
Boston, Massachusetts                     02116-4101
(Address of principal executive offices)  (Zip code)


(617) 753-6500
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


ITEM 8.	CHANGE IN FISCAL YEAR

The Registrant determined on November 5, 1998, to change its fiscal year end from December 31 of each year to January 31 of each year. The fiscal year ending in 1998 will remain December 31, 1998 and the new fiscal year ending January 31, 2000 will begin on February 1, 1999. A one-month transition period will end on January 31, 1999.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 18th day of November, 1998.

Inso Corporation

By /s/ Bruce G. Hill
   -----------------
   Bruce G. Hill
   Vice President, General Counsel and Secretary


EXHIBIT INDEX


Exhibit
No.       Exhibit Description

20.1      Press release, dated November 18, 1998 (filed herewith)